UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2022

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share par value	SLVM	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, Sylvamo North America, LLC (“Subsidiary”), a wholly-owned subsidiary of Sylvamo Corporation (the “Company”), established a $120 million accounts receivable finance facility (the “Securitization Program”) pursuant to (i) a Purchase and Sale Agreement, dated as of September 30, 2022 (the “Purchase and Sale Agreement”), among Subsidiary, as originator and servicer, the other originators party from time to time thereto (collectively with Subsidiary in its capacity as an originator, the “Originators”), and Sylvamo Receivables, LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of Subsidiary (the “Borrower”), as buyer thereunder, and (ii) a Receivables Financing Agreement, dated as of September 30, 2022 (the “Receivables Financing Agreement”), among the Borrower, Subsidiary, as initial servicer, PNC Bank, National Association, as Administrative Agent (“Agent”) and lender, the other lenders from time to time party thereto (collectively with the Agent in its capacity as a lender, the “Lenders”), and PNC Capital Markets LLC, as structuring agent. In addition, on that date, the Company entered into a Performance Guaranty (the “Performance Guaranty”) in favor of the Agent for the benefit of the secured parties under the Receivables Financing Agreement (the “Secured Parties”). Together, the Purchase and Sale Agreement, the Receivables Financing Agreement and the Performance Guaranty establish the material terms and conditions of the Securitization Program.

Under the Securitization Program, Subsidiary will sell, on a continuous revolving basis and without recourse, all domestically originated trade accounts receivable (the “Receivables”) together with the rights to collections thereof, related security and certain related rights (including proceeds from qualified insurance providers) to the Borrower, unless such Receivables and related obligors are specifically excluded under the Securitization Program.

The Borrower was formed for the sole purpose of buying, owning and borrowing against the Receivables, and the Receivables will comprise substantially all of the assets of the Borrower. The Borrower will borrow funds from the Lenders secured by a perfected, first priority security interest in the Receivables and all other assets of the Borrower in favor of the Agent for the benefit of the Secured Parties. The Borrower will pay Subsidiary and any other Originators the purchase price of the Receivables with funds borrowed from the Lenders, collections and other proceeds of such Receivables it owns and/or, solely in the case of Subsidiary, by recording contributions thereof to the capital account of Subsidiary, in the form of an equity contribution. Any amount not paid in cash or as a capital contribution will be recorded as an intercompany loan under a subordinated note issued by the Borrower in favor of the respective Originator, which loan will be repaid at a later date when the Borrower has cash available therefor.

Cash paid over to the Originators as payment for the Receivables will be available to such entities for general corporate purposes.

The Company will guarantee certain performance, undertakings and indemnity obligations of Subsidiary and the other Originators, in their capacity as originators and sub-servicers under the Securitization Program, but will not guarantee the payment of the debt under the Receivables Financing Agreement, obligations of customers of Subsidiary and the other Originators who are the obligors under the contracts that give rise to the Receivables, or collectibility of the Receivables on account of bankruptcy, insolvency or lack of credit worthiness or other financial inability of the obligor to pay or any form of uncollectibility of such Receivables that would constitute credit recourse.

The maximum aggregate principal amount that the Borrower may borrow under the Securitization Program at any time is $120 million, subject to borrowing base availability and certain excess concentration amounts and required reserves. The Borrower has the option to reduce the commitments of the Lenders under the Receivables Financing Agreement subject to certain notice periods. Borrowings under the Receivables Financing Agreement bear interest, at the Borrower’s election, based on the Bloomberg Short-Term Bank Yield (BSBY) Index rate or a base rate (determined in accordance with the Receivables Financing Agreement), in each case subject to an interest rate floor of zero percent. Each rate selection by the Borrower will be deemed to be a borrowing tranche, with the Borrower being permitted to have up to three borrowing tranches outstanding at any time. Different interest rates will apply if the Borrower is in default, or if certain of the interest rate options cannot be determined or are unavailable. The Borrower will also be required to pay certain fees to the structuring agent, the Lenders and the Agent on each monthly settlement date. Such fees include both drawn fees, calculated based on the aggregate outstanding principal amount of each Lender’s commitment and undrawn fees, calculated based on the excess of each Lender’s commitment over the aggregate outstanding principal amount of such commitment, and in each case are solely the obligations of the Borrower.

The Receivables Financing Agreement contains various customary affirmative and negative covenants, and it also contains customary default and termination provisions which provide for acceleration of amounts owed under the Receivables Financing Agreement upon the occurrence of certain specified events, including, but not limited to, the failure to pay interest and other amounts due, cross defaults to the Company’s senior secured credit agreement, defaults on certain indebtedness, certain judgments, insolvency events, a change in control of Subsidiary or the Borrower, as well as the breach of certain performance triggers designed to measure the performance of the pool of Receivables securing borrowings under the Securitization Program. The Securitization Program has a scheduled termination date of September 30, 2025, subject to renewal by the parties or earlier termination at the option of the Borrower. The Agent and/or the requisite Lenders are also permitted to terminate the Securitization Program due to an event of default.

Subsidiary will continue to service the Receivables for a servicing fee, and as such administer, collect and otherwise enforce the Receivables on behalf of the Borrower and the Secured Parties. Subsidiary, as servicer and an Originator, and the Borrower are required to instruct the obligors on the Receivables to make payments to, and remit any payments received from such obligors into, the collection accounts over which the Agent will be assigned control under the terms of the Receivables Financing Agreement.

The Company will account for the Securitization Program as a secured borrowing for accounting purposes and will treat the Securitization Program as indebtedness for federal income tax purposes. Once sold to the Borrower, the Receivables, together with the related security, assets and rights to collection described above, will be separate and distinct from Subsidiary’s and the other Originators’ own assets, and Subsidiary and such other Originators are required to represent to their creditors that such assets belong solely to Borrower and will not be available to such creditors.

The foregoing summary of the Purchase and Sale Agreement, the Receivables Financing Agreement and the Performance Guaranty is qualified in its entirety by reference to the text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Purchase and Sale Agreement, dated as of September 30, 2022, among Sylvamo North America, LLC, as servicer and originator, the other originators from time to time party thereto, and Sylvamo Receivables, LLC, as buyer

10.2*	Receivables Financing Agreement, dated as of September 30, 2022, among Sylvamo Receivables, LLC, as borrower, Sylvamo North America, LLC, as initial servicer, the lenders party thereto from time to time, PNC Bank, National Association, as administrative agent and a lender, and PNC Capital Markets LLC, as structuring agent

10.3	Performance Guaranty, dated as of September 30, 2022, by Sylvamo Corporation, as performance guarantor, in favor of PNC Bank, National Association, as administrative agent for the benefit of the secured parties

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Sylvamo hereby undertakes to furnish any of the omitted schedules or exhibits supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sylvamo Corporation

Date: October 3, 2022		/s/ Matthew L. Barron
	Name:	Matthew L. Barron
	Title:	Senior Vice President and General Counsel